Exhibit 10.1



               REIMBURSEMENT AND SECURITY AGREEMENT


           REIMBURSEMENT AND SECURITY AGREEMENT, dated as of July 3, 1997 (this "Agreement"), made by CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("Grantor"), in favor of CNF TRANSPORTATION INC., a Delaware corporation ("CNF"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee (as defined below) or, if any such term is not defined in the Guarantee, it shall have the meaning ascribed thereto in the Participation Agreement (as defined below).


                    W I T N E S S E T H:

            WHEREAS, reference is made to that certain Participation Agreement, dated as of September 30, 1994 (the "Participation Agreement"), by and among the Grantor and certain wholly-owned subsidiaries of CNF (such subsidiaries are referred to collectively as "Con-Way" and, together with the Grantor, as the "Lessees"), as Lessees, CNF, as Guarantor and Lessees' Representative, the several Lessors identified on Schedule I thereto and BA Leasing & Capital Corporation, a California corporation ("BALCO"), not individually, but solely as Agent for the Lessors; and

           WHEREAS, pursuant to the Participation Agreement,
the  Lessees, CNF and BALCO entered into that certain Master
Lease  Intended As Security, dated as of September 30,  1994
(the "Lease"); and

          WHEREAS, BALCO agreed to purchase certain vehicles from the Lessees and to concurrently leaseback such vehicles to the Lessees pursuant to the terms and conditions of the Participation Agreement and the Lease; and

           WHEREAS, CNF executed and delivered a Guarantee, dated as of September 30, 1994 (the "Guarantee"), in favor of BALCO to guarantee the performance by the Grantor and Con-Way of their respective Obligations under the Participation Agreement, the Lease and the other Operative Agreements (such Obligations of Grantor are herein referred to as the "Grantor Leaseback Obligations"); and

          WHEREAS, at the time of the execution and delivery by CNF of the Participation Agreement, the Lease and the Guarantee, the Grantor was a wholly-owned direct subsidiary of CNF; and

           WHEREAS, on December 2, 1996, CNF distributed to its stockholders all of the issued and outstanding shares of capital stock of Consolidated Freightways Corporation, a newly-formed Delaware corporation ("CFC"), which then owned all of the issued and outstanding shares of capital stock of the Grantor (the "Distribution"); and

           WHEREAS, pursuant to the Distribution, CNF ceased to own any equity interest in the Grantor; and

           WHEREAS, CNF continues to guarantee, pursuant to the Guarantee, the performance by the Grantor of the Grantor Leaseback Obligations and, in connection therewith, the Grantor has agreed to (a) reimburse CNF for certain amounts which CNF may become obligated to pay pursuant to the Guarantee as a result of, in connection with, or arising from the failure of the Grantor to perform any of the Grantor Leaseback Obligations and (b) grant CNF collateral as provided herein to secure the payment by the Grantor of the Secured Obligations (as hereinafter defined);

           NOW,  THEREFORE, in consideration of the premises
herein contained, and other good and valuable consideration,
the   receipt   and   sufficiency  of   which   are   hereby
acknowledged, the Grantor and CNF agree as follows:

 1. Reimbursement Obligation. The Grantor hereby agrees to pay to CNF, upon written demand, all amounts which CNF is or may become obligated to pay pursuant to the Guarantee (other than (i) amounts paid in respect of the Lease Balance or Variable Rent that are solely and exclusively allocable to Con-Way and (ii) other amounts paid to the extent that such payments diminish the amounts payable in respect of the Lease Balance or Variable Rent that are solely and exclusively allocable to Con-Way), including without limitation any amounts in respect of the Administrative Charge (whether or not allocable to the Grantor, to Con-Way or to both) as a result of, in connection with or arising from the failure of the Grantor to perform any of the Grantor Leaseback Obligations (the "Reimbursement Amounts"). Unless paid on the date of such demand, the Reimbursement Amounts shall accrue interest at the Default Rate from the date payment is demanded by CNF to and including the date reimbursement in full is received by CNF.

       2. Grant of Security. The Grantor hereby assigns, grants and pledges to CNF a security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

          a    )    all of the Grantor's right, title and interest in
     all vehicles listed on Schedule I hereto and any substitu tions therefor, replacements thereof and additions thereto, in each case from time to time pursuant to the provisions of this Agreement (collectively, the "Vehicles");

          b    )    all certificates of title, certificates of
     ownership, manufacturer's certificates of origin or similar equivalent instruments issued by any applicable Authority evidencing title, or an interest in title, to any Vehicle (collectively, a "Certificate of Title");

          c    )    all contracts necessary to purchase, operate and
     maintain the Vehicles, including all warranties;

          d    )    any rebate, offset or similar rights under a
     purchase order, invoice or purchase agreement with any manufacturer of any Vehicle;

          e    )    all books, manuals, logs, records, writing, data
     bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing;

          f    )    all proceeds of any and all of the foregoing
     Collateral (including, without limitation, proceeds that constitute property of the types described in any of the foregoing clauses of this Section 2) and, to the extent not otherwise included, all payments under insurance (whether or not CNF is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and

          g    )    all amounts on deposit in the Deposit Account (as
     hereinafter defined) including, without limitation, all earnings thereon ("Earnings") and proceeds thereof.

 3.     Secured Obligations.  This Agreement secures the due,
punctual   and   full  payment  by  the   Grantor   of   all
Reimbursement Amounts, including accrued interest thereon as provided in Section 1 hereof, and all other obligations of the Grantor now or hereafter existing under this Agreement, including without limitation the amounts payable by the Grantor to CNF pursuant to Section 13(a) hereof and the amounts required to be deposited by the Grantor into the Deposit Account pursuant to Section 7 hereof (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to CNF but for the fact that they are unenforceable or not allowable due to the existence
of   a  bankruptcy,  reorganization  or  similar  proceeding
involving the Grantor.

4. Representations and Warranties. The Grantor represents and warrants as follows:

          a    )    The chief place of business and chief executive
     office of the Grantor is 175 Linfield Drive, Menlo Park,
     California 94025.

          b    )    The Grantor has record title to each Vehicle, and
     each Vehicle and all of the other Collateral is free and
     clear of any Lien except for the security interest created by this Agreement and (i) any Lien (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appro priate proceedings promptly initiated and diligently prose cuted, so long as such proceedings do not involve any reason able danger of sale, forfeiture or loss of all or any materi al part of the Collateral and do not materially adversely
     affect any Lien created in favor of CNF hereunder; (ii) any
     Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest (as hereinafter defined); (iii) attachments, judgments and other similar
     Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings; (iv)
     any Lien incurred in the ordinary course of business to
     secure performance of statutory obligations; (v) any Lien in favor of BankAmerica Business Credit, Inc., as Agent ("BABC"), under the Loan and Security Agreement, dated as of November 27, 1996, among BABC, NationsBank of Texas, N.A., the lenders party thereto, CFC, Leland James Service Corpora tion and the Grantor (the "BABC Agreement") in the Collateral described in Sections 2(c), 2(d) and 2(e) hereof to the extent that such Collateral applies both to Vehicles and to vehicles in which BABC has a security interest in connection with the BABC Agreement and (vi) any Lien in favor of ABN Amro Bank N.V., as Agent ("ABN Amro"), under
     the Security Agreement, dated as of January 23, 1997, made by the Grantor in favor of ABN Amro (the "ABN Amro Agree
     ment") in the Collateral described in Sections 2(c), 2(d)
     and 2(e) hereof to the extent that such Collateral applies both to Vehicles and to vehicles in which ABN Amro has a security interest in connection with the ABN Amro Agreement
     (all such Liens set forth in clauses (i) through (vi) herein
     after  referred  to as "Permitted Liens").   "Permitted
     Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicabili ty to the Vehicles or any interest therein of any Person of:
     (A) any law, regulation, rule, judgment, order or other
     legal provision or judicial or administrative requirements;
     (B) any term or condition of, or any revocations or amend
     ments of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority or (C) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (1) result in, or materially increase the risk of, the imposition of any crimi nal lability on CNF; (2) materially and adversely affect the security interests created hereunder or the right, title or interest of CNF in or to any of the Collateral or (3) materially and adversely affect the fair market value, utili ty or remaining useful life of the Vehicles or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

          c    )    No filing, recordation or registration is
     necessary or advisable in order to perfect the security interest of CNF in the Vehicles and other Collateral other than the filing or recording of financing statements under
     Article 9 of the applicable UCC in Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Indiana, Kansas, Louisiana, Maryland, Massachusetts, Missouri, Nevada, Oklahoma, South Carolina, Tennessee, Utah and Virginia (collectively, the "Title States" and each a "Title State") and California, and the recordation on the Certificate of Title for each Vehicle with the applicable governmental authority of the security interest of CNF in the respective Title State, and upon the actions described in the foregoing clause the security interests in the Vehicles and the other Collateral are en forceable, properly perfected, first-priority Liens, subject only to Permitted Liens; provided, however, that such actions may not be effective to perfect such security interest in certain Collateral described in Section 2(e) hereof to the extent such items are stored in (but not made a part of) a Vehicle and located from time to time in jurisdictions where no such filing has been made or to the extent that any such Collateral consists of a type of collateral in which a security interest cannot be perfected by taking such actions.

          d    )    Certain Vehicle Matters.

               (i) Each Vehicle is properly registered pursuant to the International Registration Plan as in effect in the State in which such Vehicle is titled. "State" shall mean the District of Columbia and any state of the United States of America.

               (ii) Except as set forth on Schedule I hereto, each Vehicle has a gross weight rating of more than 16,000 pounds, and no Vehicle has been specifically constructed, built, reconstituted or assembled.

               (iii) The Grantor is not in the business of selling Vehicles and the Vehicles do not constitute "inventory" under any applicable UCC.

          e    )    Registration of Vehicles.  Each Vehicle is either
     (i) used in interstate commerce, titled in one of the Title States and registered in a State which is a party to the International Registration Plan or (ii) used in intrastate commerce, registered in the State in which it is so used and titled in one of the Title States.

          f    )    Intellectual Property.  To the Grantor's knowledge
     or as represented in writing by a vendor of the Vehicles which writing has been provided to CNF, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts (as herein after defined) used in connection with the Vehicles, the unavailability of which would have a material adverse effect on the current fair market value of any Vehicle. "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated in or installed in or attached to any Vehicle.

          g    )    Insurance.  All insurance coverage required by
     Section 6(f) hereof is in full force and effect and there are no past due premiums in respect of any such insurance.

          5.     Further Assurances.

          a    )    The Grantor agrees that from time to time, at the
     expense of the Grantor, the Grantor will promptly execute
     and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that CNF may reasonably request, in order to perfect and pro tect any security interest granted or purported to be granted hereby or to enable CNF to exercise and enforce its rights and remedies hereunder with respect to any
     Collateral.   Without limiting the  generality  of  the
     foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as CNF may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby, including with respect to any Replacement Part (as hereinafter defined) and any Replacement Vehicle (as hereinafter defined).

          b    )    As soon as practicable, but in no event later than
     forty-five (45) days after the date of delivery of this Agreement to CNF, the Grantor shall record or file, or cause to be recorded or filed, an appropriate Certificate of Title in respect of each Vehicle subject to this Agreement on such date in the appropriate jurisdiction in order to perfect the security interest therein created hereby. Within fifteen
     (15) days after any other Vehicle becomes subject to this Agreement, the Grantor shall record or file, or cause to be recorded or filed, an appropriate Certificate of Title in re spect of each such Vehicle in the appropriate jurisdiction in order to perfect the security interest therein created hereby. In each case, the Grantor shall pay all applicable filing or recording fees and shall deliver to CNF copies of all such Certificates of Title with the security interest of CNF reflected thereon.

          c    )    The Grantor hereby authorizes CNF to file one or
     more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law, if the Grantor has failed to sign such instrument within ten
     (10) days after request therefor by CNF. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          d    )    The Grantor will furnish to CNF from time to time
     statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as CNF may reasonably request, all in reasonable detail.

          e ) The Grantor (i) shall keep its chief place of business and chief executive office at the location therefor specified in Section 4(a) hereof and (ii) shall maintain its records concerning the Collateral at 2701 N.W. Vaughn Street, Portland, Oregon 97209 and/or 1621 N.W. 21st Street, Portland, Oregon 97209, or, in either case, upon thirty (30) days' prior written notice to CNF, at such other locations in a jurisdiction where all actions specified in Section 5(a) hereof shall have been taken with respect to the Collateral.

          f    )    CNF and its agents and representatives shall have
     the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any Certificate of Title or documentation related to the Collateral. The Grantor shall maintain in its records, in a separate file entitled "CNF Guarantee Documentation," (i) all Certificates of Title, (ii) microfiche containing Vehi cle registration documents and (iii) executed blank powers of attorney enabling CNF to re-register the Vehicles.

          6. Use and Ownership Covenants. The Grantor shall observe the following covenants until the Termination Date
(as hereinafter defined):

          a    )    Restriction on Possession and Use.  The Grantor
     shall not:

               (i) use, operate, maintain or store any Vehicle or any portion thereof (A) except in accordance with Section 6(b) hereof or (B) in violation of any applicable insurance policy or law or regulation of any Authority;

               (ii) abandon any Vehicle, other than a Vehicle which has suffered a Complete Casualty (as hereinafter defined);

               (iii) lease or assign any Vehicle or permit the operation thereof by any Person other than the Grantor, except for the temporary loan of Vehicles to other carriers pursuant to interchange agreements in the ordinary course of business;

               (iv) sell, assign or transfer any of its rights in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights in any Vehicle, except for Permitted Liens;

               (v) permit any Vehicle to be titled in any juris diction other than the jurisdiction in which it is titled on the date hereof, unless the security interest of CNF is noted in the Certificate of Title in the new jurisdiction and the Grantor notifies CNF within three (3) business days of any retitling in any jurisdiction other than any of the Title States; or

               (vi) use, operate, maintain or store any Vehicle or any portion thereof outside of the United States, provided, however, that the Grantor may use, maintain and operate any Vehicle outside of the United States on trips to and from a point of embarkation located within the United States.

          b    )    Maintenance.  The Grantor shall, at its expense:

               (i) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable re quirements of law, Authority and/or insurance policies;

               (ii) maintain each Vehicle (or cause each Vehicle to be maintained) in as good operating order, repair and condition as it was on the date such Vehicle became subject to this Agreement (to the extent that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted;

               (iii) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts
          (including, without limitation, service contracts and insurance contracts) in a manner consistent with the Grantor's customary practices; and

               (iv) conduct all scheduled maintenance of the Vehicles in conformity with the Grantor's maintenance procedures then in effect for similar equipment owned or leased by the G rantor, and applicable warranty guidelines.

     The Grantor shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by the Grantor or any of its Subsidiaries. The Grantor will maintain or cause to be maintained, and shall permit CNF to inspect, any records, logs and other materials required by any Authority having juris diction to be maintained or filed in respect of any Vehicle.

          c    )    Replacement of Parts.

               (i) In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (other than as a result of a Complete Casualty), the Grantor, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with the Grantor's customary practices, but in any event subject to Section 6(b) hereof. In addition, the Grantor may, at its own cost and expense, remove in the ordinary course of maintenance, service, re pair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Grantor will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. Each Replacement Part shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Part which it replaced, assum ing such replaced Part and the Vehicle from which it was taken were in the condition and repair required to be main tained by the terms of Section 6(b) hereof.

               (ii) Any Part at any time removed from any Vehicle shall remain subject to this Agreement, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified in Section 6(c)(i) hereof. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above pro vided, without further act: (A) the replaced part (the "Replaced Part") shall be released from the security interest created by this Agreement and shall no longer be a part of the Collateral and (B) such Replacement Part shall become subject to this Agreement, and the security interest created hereunder, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Vehicle on the date such Vehicle became subject to this Agreement.

               (iii) Upon the satisfaction of the conditions specified in Section 6(c)(ii) hereof, and the Replacement Part becoming subject to this Agreement and the security interest created hereunder, CNF shall execute and deliver to the Grantor such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Agreement, in such form as may be reasonably requested by the Grantor, and in such form and substance satisfactory to CNF, all at the expense of the Grantor.

          d    )    Alterations, Modifications and Additions.  Except
     as provided in Sections 6(b) and 6(c) hereof, the Grantor shall not remove, replace or alter any Vehicle or affix or replace any accessory, equipment or device on any Vehicle
     (such actions shall be hereinafter referred to collectively as "alteration") if such alteration would materially impair the originally-intended function or use or materially reduce the value or useful life of such Vehicle; provided that the Grantor, at its own expense, will make, or cause to be made, any alteration to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material re spects with any applicable law, governmental rule or regu lation or any provision of any insurance policy required to be maintained under Section 6(f) hereof (any Parts being used to comply with this proviso shall be hereinafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any Vehicle, excluding temporary re placements, shall thereupon become subject to this Agreement
     , and the security interest created hereunder, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or at tached to such Vehicle on the date such Vehicle became subject to this Agreement. The Grantor shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted).
     CNF shall have no obligation to pay for or to reimburse the Grantor for any alteration required or permitted by this Sec tion 6(d).

          e    )    Removal of Parts.  Provided that no Event of De
     fault shall have occurred and be continuing, the Grantor may remove, at its expense, any Part at any time (such Part, a "Removable Part") which:

               (i) is in addition to, and not in replacement of or substitution for, (A) any Part originally incorporated or in stalled in or attached to a Vehicle on the date such Vehicle became subject to this Agreement or (B) any Part in re placement of or substitution for any Part originally in corporated or installed in or attached to a Vehicle on the date such Vehicle became subject to this Agreement;

               (ii)      is not a Mandatory Part; and

               (iii) can be removed from a Vehicle without causing damage to such Vehicle or diminishing or impairing the value or condition which such Vehicle would have had at such time had such addition not occurred;

     provided that: (A) such removal will not materially impair the value, use or useful life which such Vehicle would have had at such time had such Part not been af fixed to or placed on such Vehicle and (B) such Part is not necessary for the continued normal use of such Vehicle. The Grantor shall repair all damage to any Vehicle resulting from the removal of any Removable Part so as to restore such Vehicle to the condition in which it existed prior to such removal (ordinary wear and tear excepted). CNF shall have no obligation to pay for or to reimburse the Grantor for the removal of any Removable Part permitted by this Section 6(e).

          f    )    Insurance.

               (i) Required Coverage. At its own expense, the Grantor will maintain the following insurance coverage with respect to the Vehicles:

                  (1) primary automobile and general liability insurance of not less than $3,000,000 per occurrence, with excess coverage of not less than $5,000,000 per occurrence and $95,000,000 in the aggregate, in each case naming CNF as an additional insured; and

                    (2) insurance against all risks of loss or physical damage to the Vehicles in a primary amount of not less than $250,000 per occurrence and excess "all risk" coverage on the Vehicles in a blanket amount of not less than $100,000,000, which insurance shall name CNF as the sole loss payee.

               (ii) Permitted Insurers. So long as an insurer which is an Affiliate of the Grantor (the "Insurer") shall (A) maintain its good standing as an insurer, (B) be financially sound in the reasonable judgment of CNF and (C) be in compliance with all applicable regulatory requirements, the Grantor may obtain primary insurance coverage from the Insurer, with retained liability for physical damage to the Vehicles and for liability coverage required under Section 6(f)(i)(1) hereof, which retained liability amounts, in both such cases, shall be in amounts not greater than amounts customary for similarly situated companies operating compara ble equipment in the same industry as the Grantor. The
          Grantor shall obtain its excess insurance and, if the Insurer does not meet the criteria set forth in the preceding sentence or is no longer providing the Grantor's insurance, its primary insurance, from financially responsible companies selected by the Grantor which have an A.M. Best rating of "A" or are otherwise acceptable to CNF.

               (iii) Interest of CNF. All insurance required by this Section 6(f) shall (i) name CNF as an additional insured party thereunder and loss payee as specified above (without any representation or warranty by, or obligation upon, CNF) as its interest may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to CNF notwithstanding any action, inaction or breach of representation or warranty by the Grantor or any other entity having an interest in any Vehicle (including, without limitation, CNF), (iii) provide that there shall be no recourse against CNF for payment of premiums or other amounts with respect thereto, (iv) provide that the insurer shall give CNF at least thirty (30) days' prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to CNF and (vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim or other deduction, whether by attachment or otherwise, against CNF. The Grantor shall notify CNF promptly of any policy cancellation, lapse, reduction in policy limits, modification or amendment.

               (iv) Delivery of Insurance Certificates. The Grantor has heretofore delivered to CNF certificates of insurance satisfactory to CNF evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage. Thereafter, at the time each of the Grantor's insurance policies is renewed
          (but in no event less frequently than once each year), the Grantor shall deliver to CNF certificates of insurance evidencing that all insurance required by this Section 6(f) to be maintained by the Grantor with respect to the Vehicles is in effect.

          7.     Casualties and Casualty Proceeds.

          a    )    Definitions.

               (i) "Complete Casualty" means any of the following events in respect of any Vehicle: (i) the loss of such Vehicle or the use thereof due to theft, disappearance, de struction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever,
          (ii) any damage to such Vehicle which results in any insurance settlement with respect to such Vehicle on the basis of a total loss, (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Vehicle, (iv) as a result of any rule, regulation, order or other action by any Authority, the use of such Vehicle in the normal course of business shall have been prohibited, directly or indirectly, for a period of six
          (6) consecutive months, unless the Grantor, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Vehicle by the Grantor or, in any event, if use of such Vehi cle shall have been prohibited, directly or indirectly, for a period of twelve (12) consecutive months or (v) the opera tion or location of such Vehicle, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Vehicle required by the terms of Section 6(f) hereof, if the Grantor shall be unable to obtain indemnity in lieu thereof from such Authority.

               (ii) "Partial Casualty" means any loss, damage, destruc tion, taking by eminent domain, loss of use or theft of any portion of a Vehicle which does not constitute a Complete Casualty.

               (iii) "Unqualified Vehicle" means any Vehicle (i) which has suffered a Complete Casualty, (ii) which, at the time of determination, has not been replaced by a Replace ment Vehicle (as hereinafter defined) and (iii) for which, at the time of determination, no Casualty Deposit (as hereinafter defined) has been made into the Deposit Account.

               (iv) "Default Casualty" means, in respect of any Vehicle, the breach of any covenant specified in Section 6 hereof, which breach has continued unremedied for a period of thirty (30) days after the earlier to occur of (i) written notice thereof by CNF to the Grantor or (ii) Actual Knowledge thereof by the Grantor.

               (v) "Default Vehicle" means any Vehicle in respect of which there exists a Default Casualty. A Default Vehicle will cease to be such immediately upon the remedy of each Default Casualty which may have existed in respect of it.

          b    )    Partial Casualties.  As soon as practicable after
     a Partial Casualty to a Vehicle, the Grantor shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 6(b) hereof.

          c    )    Complete Casualties.  In the event that a Vehicle
     suffers a Complete Casualty at a time when (i) the number of Vehicles that have become Unqualified Vehicles during the same calendar year and that remain Unqualified Vehicles at such time equals or exceeds five percent (5%) of the number of Vehicles subject to this Agreement on the date hereof
     (the  "Initial Vehicle Number") or (ii) the  number  of
     Vehicles that have become Unqualified Vehicles since the date hereof and that remain Unqualified Vehicles at such time equals or exceeds ten percent (10%) of the Initial
     Vehicle Number, the Grantor shall, within thirty (30) days of the date on which such Complete Casualty occurs, either
     (A) replace, in accordance with Section 7(g) hereof, such Vehicle or (B) make a deposit (a "Casualty Deposit") into the Deposit Account equal to the value of the proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") payable for such Vehicle.

          d    )    Default Deposits.  In the event that a Vehicle
     suffers a Complete Casualty or a Default Casualty at a time when (i) the number of Vehicles that have become Unqualified Vehicles during the same calendar year plus the number of Vehicles which are Default Vehicles at such time equals or exceeds five percent (5%) of the Initial Vehicle Number or
     (ii) the number of Vehicles that have become Unqualified Vehicles since the date hereof equals plus the number of Vehicles where are Default Vehicles at such time exceeds ten percent (10%) of the Initial Vehicle Number, the Grantor shall, within three (3) Business Days of the date on which such Complete Casualty or Default Casualty occurs, make a deposit (a "Default Deposit") into the Deposit Account equal to the value of the Casualty Proceeds payable for such Vehicle in the event it suffered a Complete Casualty, provided that if the value of such Casualty Proceeds is not readily ascertainable, the amount of the Default Deposit shall be equal to the replacement cost of the Vehicle.

          e    )    No Duplicative Deposits.  Provided that no Event
     of Default has occurred and is continuing, in the event that a Vehicle suffers a Complete Casualty and the Grantor would be required to make both an election pursuant to Section
     7(c) hereof and a Default Deposit pursuant to Section 7(d) hereof, the Grantor shall make only the Casualty Deposit required by Section 7(c). In the event that a Vehicle suffers a Complete Casualty when an Event of Default has occurred and is continuing, and the Grantor would be required to make both an election pursuant to Section 7(c) hereof and a Default Deposit pursuant to Section 7(d) hereof, the Grantor shall instead make, within three (3) Business Days of the date on which such Complete Casualty occurs, only a Casualty Deposit into the Deposit Account equal to the Casualty Proceeds for such Vehicle.

          f    )    Permitted Casualties.  The Grantor shall not be
     required to replace any Vehicle which has suffered a Complete Casualty or to make any deposit into the Deposit
     Account with respect thereto except as provided in this
     Section 7.

          g    )    Replacement Vehicles.  In the event that the
     Grantor replaces any Vehicle which has suffered a Complete Casualty, whether required by this Section 7 or not, the Grantor shall replace such Vehicle with a vehicle (a "Replacement Vehicle") that is (i) free and clear of all Liens (other than Permitted Liens) and (ii) in as good of operating condition as, and has a value and utility at least equal to, the Vehicle which it replaced, as determined immediately prior to the Complete Casualty and assuming that at such time such replaced Vehicle was in the condition and repair required to be maintained by the terms of Section 6(b) hereof. Each such Replacement Vehicle shall become subject to this Agreement, and the security interest created hereunder, and shall be deemed to be a Vehicle and a part of the Collateral for all purposes hereunder.

          h    )    Casualty Proceeds During Default.  When an Event
     of Default has occurred and is continuing, any payment of Casualty Proceeds, whether made to the Grantor, CNF or otherwise, in respect of any Partial Casualty or Complete
     Casualty  shall be promptly deposited into the  Deposit
     Account and shall constitute a Default Deposit.

          i    )    Casualty Proceeds -- No Default.  So long as no
     Event of Default has occurred and is continuing, (i) any Casualty Proceeds with respect to a Partial Casualty or a Complete Casualty shall be payable directly to the Grantor and (ii) in the event that any Casualty Proceeds are paid to CNF in respect of any Partial Casualty or Complete Casualty, CNF shall promptly remit such Casualty Proceeds to the Grantor.

          8.     The Deposit Account.

          a    )    CNF shall establish a deposit account as security
     for the Grantor's obligations under this Agreement (the "De posit Account") into which all Casualty Deposits and Default Deposits shall be deposited. CNF shall maintain exclusive control of the Deposit Account and the amounts on deposit therein, including any Earnings. CNF shall apply any funds held in the Deposit Account to satisfy any Secured Obligations that become due and payable to CNF and in the
     following  order:   (i) first, funds  which  constitute
     Earnings, (ii) second, funds which constitute  Casualty
     Deposits and (iii) third, funds which constitute Default
     Deposits.

          b    )    All Casualty Deposits and Earnings, to the extent
     not applied to satisfy Secured Obligations pursuant  to
     Section 8(a) hereof, shall remain in the Deposit Account until the Termination Date, provided, however, that the Grantor may elect at any time (except when an Event of Default has occurred and is continuing) to replace any Vehicle, in accordance with Section 7(g) hereof, for which a Casualty Deposit has been made pursuant to Section 7(c) hereof, and upon such Replacement Vehicle becoming subject to this Agreement, and the security interest created hereun der, the Grantor may elect to withdraw the Casualty Deposit made with respect to the replaced Vehicle (but not the Earnings with respect thereto). All Default Deposits, to the extent not applied to satisfy Secured Obligations pursuant to Section 8(a) hereof, shall remain in the Deposit Account until there exists no continuing Event of Default, at which time such funds shall be promptly remitted to the Grantor.

          c    )    All funds in the Deposit Account shall be in
     vested, as CNF determines in its sole discretion, in one or more of the following:

               (i) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one (1) year from the date of acquisition;

               (ii) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances or deposit accounts having in each case a remaining term to maturity of not more than one (1) year, which are either (A) fully insured by the Federal Deposit Insurance Corporation or (B) issued by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $800,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody's;

               (iii) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one (1) year;
          and

               (iv) any money market or other investment fund the investments of which are limited to investments described in clauses (i), (ii) and (iii) above and which is managed by
          (A) a commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000 or (B) an investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000.

    9. Release of Liens. Upon the replacement or substitution of any Vehicle or Part, or the making of a Casualty
Deposit in connection with a Complete Casualty to a Vehicle, in each case in compliance with the applicable provisions hereof, such Vehicle or Part shall be released from the security interest created hereunder.

          10. Event of Default. The occurrence of any of the following shall constitute an "Event of Default" under this
Agreement:

          a    )    The Grantor shall fail to make payment of any
     amount due hereunder, including any payment required to be made into the Deposit Fund, and such failure shall continue for three (3) Business Days;

          b    )    An "Event of Default," as defined in Section 8.1
     of the Lease, shall have occurred and be continuing in respect of the Grantor, as Lessee thereunder;

          c    )    Any representation or warranty made by on or
     behalf of the Grantor hereunder shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be; or

          d    )    The Grantor shall default in the performance or
     observation of any term, covenant, condition or agreement to be performed or observed by it under this Agreement (not constituting an Event of Default under any of the foregoing subsections of this Section 10) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) written notice thereof by CNF to the Grantor or (ii) Actual Knowledge thereof by the Grantor.

          11.    Remedies.

          a    )    If the Grantor shall fail to make payment of any
     amount due hereunder, including any payment required to be made into the Deposit Fund, and such failure shall continue for  three (3) Business Days, then CNF may exercise  in
     respect of the Collateral, in addition to rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default
     under the Uniform Commercial Code in effect in the State of California at that time (the "Code") (whether or not the
     Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of CNF forthwith, assemble all or part of the Collateral as directed by CNF and make it available to CNF at a place to be designated by
     CNF which is reasonably convenient to both parties, (ii) without notice except as specified below, sell the Col lateral or any part thereof in one or more parcels at public or private sale, at any of CNF's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as CNF may deem commercially reasonable, including public sales to CNF or one or more of its designees and
     (iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the im provements on such premises to be borne by the Grantor (ex cept to the extent such damage is due to the willful misconduct or gross negligence of CNF or its representa tives), or take possession of such Vehicle.  The Grantor
     agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. CNF shall not be obligated to make any sale of  Collateral regardless of notice of sale having been
     given.  CNF may adjourn any public or private sale from time to time by announcement at the time and place fixed there
     for, and such sale may, without further notice, be made at
     the  time and place to which it was so adjourned.   The
     Grantor acknowledges that sales for cash or on credit to a wholesaler, retailer or user of Collateral, at a public or private sale, are in each case commercially reasonable.

          b    )    Any cash held by CNF as Collateral and all cash
     proceeds received by CNF in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of CNF, be held by CNF as collateral for, and/or then or at any time thereafter be applied in whole or in part by CNF against, all or any part of the Secured Obligations in such order as CNF shall elect. As soon as practicable after the Termination Date, any surplus of such cash or cash proceeds held by CNF remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoev er may be lawfully entitled to receive such surplus.

          c    )    If the Grantor fails to perform any agreement
     contained herein, CNF may itself perform, or cause perfor mance of, such agreement, and the expenses of CNF incurred in connection therewith shall be payable by the Grantor in accordance with Section 13(a) hereof.

          d    )    The Grantor hereby irrevocably appoints CNF as the
     Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in CNF's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action the Grantor is entitled to take) and to execute any instrument which CNF may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

               (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (i);

               (iii) to file any claim or take any action or institute any proceedings which CNF may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

               (iv) to perform any affirmative obligations of the Grantor hereunder.

     The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this
     Section  11(d)  is  irrevocable  and  coupled  with  an
     interest.

          e    )    Upon the occurrence of any Event of Default, CNF
     may proceed directly against the Grantor to secure any remedy, either equitable or for the payment of moneys due, without resorting to any right or remedy CNF may have with respect to the Collateral. The rights and remedies of CNF hereunder are cumulative and are not exclusive of any rights or remedies provided by law or in any other contract between the Grantor and CNF.

 12. CNF's Duties. The powers conferred on CNF hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, CNF shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. CNF shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which CNF accords its own property.

          13.    Expenses.

          a    )    The Grantor shall, upon written demand, pay to CNF
     the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which CNF may incur in connection with:
     (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of CNF hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. Unless paid on the date of such demand, such amounts shall accrue interest at the Default Rate from the date payment is demanded by CNF to and including the date payment in full is received by CNF.

          b    )    In the event that the Agent exercises its right to
     terminate the Lease pursuant to Section 8.2 thereof as a result of, in connection with or arising from the failure of the Grantor to perform the Grantor Leaseback Obligations, the Grantor shall pay to CNF, upon written demand, an amount of money equal to the sum of:

                (i) the product of (A) $160.07 and  (B)
          the number of days, if any, between the date on which the Agent so terminates the Lease and December 15, 1999; and

                (ii) the product of (A) $42.59 and
          (B)  the number of days between the date
          on which the Agent so terminates the Lease and December 15, 2000.

     The factors set forth in clauses (i) and (ii) above are based upon the following facts which CNF represents and warrants to be accurate:

                (X)  the cost of establishing the Lease
          was $525,000, consisting of $390,000 in fees paid to the Agent, $125,000 in legal fees paid to Mayer, Brown & Platt, $6,000 in appraisal fees and $4,000 in legal fees paid to Morrison & Foerster; and

               (Y) the initial Lease value of the Group
          A  Vehicles  (i.e., tractors) leased  to  the
          Grantor was $15,926,163.96, the initial Lease
          value of the Group A Vehicles leased to  Con-
          Way  was $33,401,756.47 and the initial Lease
          value   of   the  Group  B  Vehicles   (i.e.,
          trailers)     leased    to    Con-Way     was
          $10,667,985.00.

          c    )    The Grantor shall, upon written demand, pay to CNF
     the amount of any and all moneys due and payable pursuant to
     Section 14 hereof. Unless paid on the date of such demand, such amounts shall accrue interest at the Default Rate from the date payment is demanded by CNF to and including the date payment in full is received by CNF.

 14. Indemnification. To the fullest extent permitted by applicable law, the Grantor waives and releases any claims now or hereafter existing against CNF on account of, and shall indemnify, reimburse and hold CNF harmless from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmen tal Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not CNF is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by CNF), including, in each case, matters based on or arising from the negligence of CNF (subject to the proviso below), which may be imposed on, incurred by or asserted against CNF by Persons other than the Grantor (except to the extent arising by or through a claim of a third party) in any way relating to or arising in any manner out of:

          a    )    the registration, purchase, taking or foreclosure
     of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Vehicles, or any defect in any such Vehicle, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Vehicle regardless of when such defect shall be discovered, whether or not such Vehicle is in the possession of the Grantor and no matter where it is located; or

          b    )    this Agreement or any document or certificate
     delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that the Grantor shall not be obligated to indemni fy CNF for any such claim, loss, damage, liability, obligation, penalty, demand or suit to the extent the same results directly from (i) the willful misconduct or gross negligence of CNF or (ii) a disposition by CNF of any Vehicle following the purchase of such Vehicle by CNF from the Grantor in a foreclosure sale or any use or operation of such Vehicle following such disposition (other than use or operation by the Grantor or an Affiliate, agent or repre sentative of the Grantor); provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that CNF may have under this Agreement or appli cable laws from the Grantor for breach of its representa tions, warranties or covenants. The obligations of the Grantor pursuant to this Section 14 (the "CNF Indemnities") shall survive the termination of this Agreement.

      15. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by CNF, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing
(including telecopier communication) and mailed, telecopied or delivered to it as follows:

if  to  the  Grantor,  at:
                    Consolidated Freightways Corporation of Delaware 175 Linfield Drive
                    Menlo Park, California  94025
                    Attention:  General Counsel

or  if  to  CNF, at: CNF Transportation Inc.
                    3240 Hillview Avenue
                    Palo Alto, California  94304
                    Attention:  General Counsel

or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

  17. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the
Termination Date, (b) be binding upon the Grantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, CNF and its successors, transferees and assigns. On the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Thereafter, CNF shall, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably re quest to evidence such termination. The Termination Date shall be the later to occur of (i) the date on which the Secured Obligations (other than the CNF Indemnities and other than Reimbursement Amounts in respect of Surviving Indemnities (as hereinafter defined) which are not then due and payable), if any, have been paid in full and (ii) the date on which CNF receives a certification from BALCO that
(A) the Grantor Leaseback Obligations (other than Surviving Indemnities, if any) have been indefeasibly paid in full in cash and (B) all the agreements of the Grantor under the Guarantee, the Lease, the Participation Agreement and the other Operative Documents (other than the agreement to pay Surviving Indemnities) have been duly performed. Surviving Indemnity means any Grantor Leaseback Obligation in the nature of an indemnity or hold harmless by the Grantor in favor of BALCO or any Lessor arising under or pursuant to any Operative Document which by its terms survives the termination of the Operative Documents and the payment of all Grantor Leaseback Obligations, other than those in the nature of an indemnity or hold harmless, due thereunder.

  18. Governing Law; Terms. This Agreement shall be gov erned by and construed in accordance with the laws of the State of California, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, terms used in Division 9 of the Code are used herein as therein defined.

19. JURY TRIAL. THE GRANTOR AND CNF (BY THEIR ACCEPTANCE OF THIS AGREEMENT AND THE BENEFITS HEREUNDER) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
           IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer there unto duly authorized as of the date first above written.


CONSOLIDATED FREIGHTWAYS
                              CORPORATION OF DELAWARE



                         By:    /s/David F. Morrison
                         Name:  David F. Morrison
                         Title: Executive Vice President and
                                  Chief Financial Officer